UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 26, 2007
ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA  30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

    On January 2, 2008, AtheroGenics, Inc. reported that it received a NASDAQ Staff Deficiency Letter on December 26, 2007 indicating that the Company fails to comply with the Minimum Bid Price requirement for continued listing set forth in Marketplace Rule 4450(b)(4).  The Company will be provided 180 calendar days to regain compliance with this rule.  If at any time before the end of the 180 calendar day compliance period, the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company is in compliance with the Minimum Bid Price requirement.  Should the Company not regain compliance by such date, it will file an appeal with the NASDAQ Listing Qualifications Panel.  The Company’s request for a hearing will stay the delisting of the Company’s common stock, and, as a result, the Company’s securities will continue to be listed on the NASDAQ Global Market under the symbol AGIX until the panel issues its decision following the hearing.

Additionally, on January 2, 2008, the Company received a Staff Determination Letter from the NASDAQ Listing Qualification Department indicating that the Company has not regained compliance with the continued listing requirements of The NASDAQ Global market because the market value of the Company’s listed securities has fallen below $50 million for ten consecutive business days (pursuant to Rule 4450(b)(1)(A) of the Nasdaq Marketplace Rules) and that its securities are, therefore, subject to delisting from the NASDAQ Global Market.

Pursuant to NASDAQ rules, the Company will request a hearing before a NASDAQ Listing Qualifications Panel.  At the hearing, the Company will request continued listing pending completion of its plan to demonstrate compliance.  The Company expects to meet the listing standard when it issues its 2007 financial statements, which are expected to have total assets and total revenue in excess of $50 million for the 2007 fiscal year.  The Company’s request for a hearing will stay the delisting of the Company’s common stock, and, as a result, the Company’s securities will continue to be listed on the NASDAQ Global Market under the symbol AGIX until the panel issues its decision following the hearing.

Copies of the two press releases noted above, each dated January 2, 2008, are attached hereto as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit No.		Description

99.1	—	Press Release dated January 2, 2008
99.2	—	Press Release dated January 2, 2008

Disclosure Regarding Forward-Looking Statements

Statements contained in this 8-K that relate to events or developments that we expect or anticipate will occur in the future are deemed to be forward-looking statements, and can be identified by words such as "believes," "intends," "expects" and similar expressions. AtheroGenics cautions investors not to place undue reliance on the forward-looking statements contained in this Form 8-K.  Examples of forward-looking statements in this Form 8-K include our expectation that we will have total assets and total revenue in excess of $50 million for the 2007 fiscal year and will satisfy standards for continued listing on the NASDAQ Global Market. These and other such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements.  These risks include: (i) our projected total assets and total revenues for 2007 are subject to the completion of 2007, closing our books and finalizing the audit of our financial results; (ii) if our common stock is no longer traded on NASDAQ, the holders of our convertible notes have the right to require us to immediately repay amounts outstanding under such notes; and (iii) there can be no assurance that the NASDAQ Qualifications Listing Panel will, following the hearing, either (1) grant the Company’s request for continued listing or (2) to the extent our 2007 annual report on form 10-K has not been filed prior to the date of such hearing, allow us additional time to file such annual report to demonstrate that we will have total assets and total revenue in excess of $50 million for the 2007 fiscal year.  These and other risks are discussed in AtheroGenics' Securities and Exchange Commission filings, including, but not limited to, the risks discussed in AtheroGenics' Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which are specifically incorporated by reference into this Form 8-K. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: January 2, 2008	/s/MARK P. COLONNESE
Mark P. Colonnese
Executive Vice President, Commercial Operations
and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.		Description

99.1	—	Press Release dated January 2, 2008
99.2	—	Press Release dated January 2, 2008